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                          STOCKHOLDER VOTING AGREEMENT

      STOCKHOLDER VOTING AGREEMENT, dated as of August 18, 2005 (this "Agreement"), between the stockholder identified on the signature page hereto (the "Stockholder"), and EAS Group, Inc., a Delaware corporation ("Buyer"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

      WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially shares of common stock, par value $0.01 per share, and owns of record or beneficially options and other rights to acquire shares of common stock, of Brooktrout, Inc., a Massachusetts corporation (the "Company"), as set forth on the signature page hereto (such shares and options, or any other voting or equity securities of the Company hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

      WHEREAS, concurrently with the execution of this Agreement, Buyer and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of Buyer will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"); and

      WHEREAS, as a condition to the willingness of Buyer to enter into the Merger Agreement, Buyer has required that the Stockholder agree, and in order to induce Buyer to enter into the Merger Agreement, the Stockholder is willing to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

      Section 1. Voting of Shares.

      (a) The Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, the Stockholder shall (a) appear at the Company Meeting or any other meeting of the stockholders of the Company, however called, or otherwise cause his, her or its Shares to be counted as present thereat for purposes of calculating a quorum, (b) vote in favor of any proposal to adjourn such meeting if necessary to permit the further solicitation of proxies in the event that there are not sufficient votes at the time of such meeting to approve the Merger Agreement, (c) vote, or cause to be voted, all of his, her or its Shares (i) in favor of the approval of the Merger Agreement, and (ii) against approval of any Alternative Acquisition Agreement.

      (b) Subject to the last sentence of this Section 1(b), the Stockholder hereby irrevocably (to the extent permitted by law) grants to, and appoints, the Buyer as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares, if the Stockholder is unable to perform his, her or its obligations under this Agreement, at any meeting of the stockholders of the Company called with respect to any of the matters specified in, and solely in accordance and consistent with, Section 1(a). The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the obligations of the Stockholder under this Agreement. Except as otherwise provided for herein, the Stockholder hereby affirms that the appointment of the proxy is coupled with an interest and intended to be irrevocable in accordance with the provisions of Section 7.22 of the Massachusetts Business Corporation Act. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

      Section 2. Transfer of Shares. The Stockholder covenants and agrees that, prior to the conclusion of the Company Meeting, the Stockholder will not directly or indirectly (i) sell, assign, transfer,

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pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any Shares prior to the conclusion of the Company Meeting. Notwithstanding the foregoing, the Stockholder may make (i) transfers by will, or by operation of law, in which case this Agreement shall bind the transferee, (ii) transfers in connection with estate and charitable planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of, and perform the obligations of the Stockholder under, this Agreement and (iii) as the Buyer may otherwise agree in writing.

      Section 3. Representations and Warranties. The Stockholder represents and warrants to Buyer as of the date hereof as follows:

      (a) Ownership of Shares. The Stockholder beneficially owns all of the Shares and options to acquire Shares as set forth on the signature page hereto. The Stockholder owns no shares of Company Common Stock other than the Shares as set forth on the signature page hereto. The Stockholder has sole voting power with respect to all of the Shares.

      (b) Power, Binding Agreement. The Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

      (c) No Conflicts. The execution and delivery of this Agreement do not, and the performance of this Agreement by the Stockholder will not, conflict with or violate (i) any contract, agreement, license, instrument or permit to which the Stockholder is a party or by which the Stockholder is bound, or (ii) any law applicable to the Stockholder or by which the Stockholder is bound. Except as expressly contemplated hereby, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders' agreement, partnership agreement or voting trust.

      (d) No Restraints. As of the date hereof, there is no suit, action investigation or proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder before or by any governmental entity or person that could impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis

      Section 4. Termination. This Agreement shall terminate upon the earlier to occur of (i) the Effective Time or (ii) any termination of the Merger Agreement.

      Section 5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

      Section 6. Fiduciary Duties. The Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement. Subject to the foregoing sentence, the Stockholder agrees, solely in his, her or its capacity as a Stockholder to comply with Section 6.1 of the Merger Agreement

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      Section 7. Miscellaneous.

      (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

      (b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

      (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of law thereof.

      (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

            (i) if to the Stockholder to the address set forth on the signature page of this Agreement; and

            (ii) if to the Buyer to:

                 EAS Group, Inc.
                 75 Perseverance Way
                 Hyannis, Massachusetts 02601
                 Tel:  508-862-3000
                 Fax:  508-862-3020
                 Attn:  Marc Zionts

                 with a copy to:

                 McDermott, Will & Emery LLP
                 227 West Monroe Street
                 Chicago, Illinois  60606
                 Tel:  312-372-2000
                 Fax:  312-984-7700
                 Attn: Neal White Esq./Thomas Conaghan, Esq.

      (f) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

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      (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

      (h) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

      (i) Submission to Jurisdiction. Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

      (j) WAIVER OF JURY TRIAL. EACH OF THE BUYER AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

                           [signature page to follow]

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      IN WITNESS WHEREOF, each of the parties hereto has caused this Stockholder
Voting Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                    BUYER

                                    By:   /s/Marc Zionts
                                       -----------------------------------------

                                    Name:
                                         ---------------------------------------

                                    Title:
                                          --------------------------------------

                                    STOCKHOLDER:

                                          /s/Eric R. Giler
                                    --------------------------------------------
                                                     Signature

                                          Eric R. Giler
                                    --------------------------------------------
                                                     Name

                                          [address omitted]
                                    --------------------------------------------
                                                     Address

                                    --------------------------------------------
                                                        Address

                                    Number of Shares:
                                                     ---------------------------

                                    Number of Options:
                                                      --------------------------

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